THIRD AMENDMENT TO LOAN AGREEMENT

    	This THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of November 2, 1999 by and among the following parties:

          (a) 	HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

          (b) 	HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation

	              (Borrower and Parent are sometimes hereinafter referred to as the "Companies" and individually as a "Company"),

          (c)	 IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJ"), formerly IBJ
               Schroder Business Credit Corporation, the assignee of IBJ Schroder Bank & Trust Company,

          (d)	 HELLER FINANCIAL, INC. ("Heller"),

          (e)	 NATIONAL BANK OF CANADA ("NBC"),

	              (such lenders and other financial institutions and their
               respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"), and

          (f)	 NBC, as agent for the Lenders (in such capacity, the "Agent").

	                                 RECITALS:

    	A.  	Pursuant to that certain Loan Agreement, dated as of December
17, 1998, by and among Borrower, Parent, Lenders and Agent, as amended by that certain First Amendment to Loan Agreement, dated as of April 23, 1999, by and among Borrower, Parent, Lenders and Agent, and by that certain Second Amendment to Loan Agreement, dated as of October 22, 1999, by and among Borrower, Parent, Lenders, Agent and SLB Marketing, Inc., a Texas corporation ("SLB") (as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility, a senior secured term loan facility and two secured acquisition term loan facilities.

    	B.  	Borrower and Parent have requested that Agent and Lenders amend the Loan Agreement to: (1) reflect Borrower's acquisition of certain property and assets from Brattain Foods, Inc. (the "Brattain Acquisition"); (2) reduce the Acquisition Term Loan B Facility Commitment from Five Million Dollars ($5,000,000) to Zero Dollars ($0); (3) increase the Revolving Credit Facility Commitment from Thirty-Two Million Dollars ($32,000,000) to Thirty-Seven Million Dollars ($37,000,000); and (4) increase the time allotted to Parent to furnish the monthly Borrowing Base Certificate from fifteen (15) days after the end of each calendar month to twenty (20) days after the end of each calendar month.

                              	AGREEMENTS:

    	NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    	1.  	Terms Defined.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

    	2.  	Amendment to Acquisition Term Loan B Facility Commitment. Section
1.1 of the Loan Agreement is hereby amended by amending the following definition contained therein to read in its entirety as follows:

        		"Acquisition Term Loan B Facility Commitment" shall mean Zero
Dollars ($0).

    	3.  	Amendment to Revolving Credit Facility Commitment. Section 1.1 of
the Loan Agreement is hereby amended by amending the following definition contained therein to read in its entirety as follows:

		        "Revolving Credit Facility Commitment" shall mean Thirty-Seven
Million Dollars ($37,000,000).

     4.  	Amendment to Supply Agreement.  Section 1.1 of the Loan Agreement
is hereby amended by amending the following definition contained therein to read in its entirety as follows:

		        "Supply Agreement" shall mean (i) the Supply Agreement, dated as of
April 21, 1995, by and between AWG and Borrower, as amended by that certain
First Amendment to Supply Agreement, dated effective as of August 2, 1996,
(ii) the Supply Agreement, dated as of April 23, 1999, by and between AWG and
Borrower, and (iii) the Supply Agreement, dated as of November 2, 1999, by and between AWG and Borrower.

    	5.  	Amendment to Requirement to Furnish Monthly Borrowing Base
Certificate. Section 12.1(j) of the Loan Agreement is hereby amended to read in its entirety as follows:

         	(j)	not later than twenty (20) calendar days after the end of each calendar month, a certificate dated the last day of such calendar month just ended, from Parent, in substantially the form of Exhibit 12.1(j)
     hereto and signed by the chief executive officer, chief financial officer or chief accounting officer of Parent (each such certificate, a "Borrowing
     Base Certificate");


    	6.  	Amendment to Schedules.  The Loan Agreement is hereby amended as follows:

        		(a)  	Lenders and Commitments.  Schedule 1.1(A) to the Loan Agreement
     is hereby amended by replacing the existing Schedule 1.1(A) in its entirety with Schedule 1.1(A) attached hereto.

        		(b)  	Existing Liens. Schedule 13.2(c) to the Loan Agreement is
     hereby amended by supplementing the existing Schedule 13.2(c) with
     Schedule 13.2(c) attached hereto.

		        (c)	  Real Property.  Schedule 15.5(a) to the Loan Agreement is
     hereby amended by supplementing the existing Schedule 15.5(a) with
     Schedule 15.5(a) attached hereto.

		        (d)	  Environmental Information. Schedule 15.15 to the Loan Agreement
     is hereby amended by supplementing the existing Schedule 15.15 with
     Schedule 15.15 attached hereto.

        		(e)  	Medicare/Medicaid and Third Party Payor Agreements. Schedule
     15.16 to the Loan Agreement is hereby amended by supplementing the existing Schedule 15.16 with Schedule 15.16 attached hereto.

    	7.  	Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:

          (a) the Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent:

               (i) 	Amendment Documents.	This Amendment and any other instrument
          (including, document or certificate required by the Agent to be executed or delivered by the Borrower, the Parent or any other party in connection with this Amendment, duly executed by the parties thereto.

	             (ii) Revolving Notes. Amended and Restated Revolving Notes, evidencing the cumulative total amount of the Revolving Commitment, as modified by this Amendment.

             (iii) 	Additional Information.  Such additional documents,
          instruments and information as Agent or its legal counsel, may reasonably request to effect the transactions contemplated hereby.

        		(b) 	all of the conditions precedent to the effectiveness of that certain Consent, dated as of the date hereof, by and among Borrower,
     Parent, Lenders and Agent, shall have been satisfied in accordance with the terms thereof.


    	8.  	Representations and Warranties.  Each Company hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each
Company and will not violate the corporate charter or bylaws of any Company,
(b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the
Loan Agreement), (c) no Default or Event of Default has occurred and is continuing (after giving effect to Sections 2 through 6 of this Amendment), and (d) the Loan Agreement (as amended by this Amendment), the Notes (as the same may be amended and restated from time to time) and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each
Company, as applicable.

    	9.  	Liens.  Each of Borrower and Parent hereby covenants and agrees that
Section 13.2 of the Loan Agreement, which prohibits each of Borrower and Parent from incurring Liens upon any of its property or assets, other than the Liens permitted in such Section 13.2, shall apply to each of the stores acquired by
Borrower in the Brattain Acquisition.

   	10.  	Leasehold Mortgages.  Borrower hereby covenants and agrees that upon the payment in full by Borrower of all debt owed by Borrower to Associated Wholesale Grocers, Inc. as a result of the Brattain Acquisition, Borrower, to the extent permitted by the relevant lease or sublease and in accordance with
Section 8.2 of the Loan Agreement, will execute a Mortgage for each property leased or subleased by Borrower under the terms of the Brattain Acquisition.

   	11.  	Amendment Documents as Loan Documents.  The term Loan Documents as defined in the Loan Agreement and as used in any of the Loan Documents includes, without limitation, this Amendment and each of the other Amendment Documents executed in connection herewith.

   	12.  	Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

   	13.  	Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

   	14.	  No Oral Agreements.  THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT
AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN
AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, OR PARENT, AND (B) AGENT OR
ANY LENDER.

   	15.	  Loan Agreement Remains in Effect: No Waiver.  Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other
Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.  No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default.  No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan
Agreement, the Loan Documents or otherwise.

   	16.  	Ratification of Guaranties.  Each of Parent and by their signature below SLB and JCH Beverage, Inc., a Texas corporation, reaffirms its respective obligations under its respective Guaranty, agrees that its respective Guaranty shall remain in full force and effect not withstanding execution of this Amendment and the Amendment Documents, and agrees that its respective Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of such Guarantor, enforceable in accordance with the terms therein with regard to the Indebtedness.

    17.  	Fees and Expenses.  Borrower agrees to pay all expenses paid or incurred by the Agent in connection with this Amendment and any related documents, including but not limited to recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Hughes & Luce, L.L.P., counsel to the Agent and the Lenders.

   	18.	  Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

   	19.  	Reference to Loan Agreement.  Each of the Loan Documents, including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the
Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

   	20.  	Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.


   	21.	  Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, and Parent and their respective successors and assigns, except Borrower, and Parent may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lenders.

   	22.	  Headings.  The headings, captions and arrangements used in this
Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    	IN WITNESS WHEREOF, Borrower, Parent, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                       BORROWER:

                                       HOMELAND STORES, INC.



                                       By:
	                                          Wayne S. Peterson,
	                                          Senior Vice President - Finance and
	                                          Chief Financial Officer and Secretary


                                       PARENT:

                                       HOMELAND HOLDING CORPORATION



                                       By:
	                                          Wayne S. Peterson,
	                                          Senior Vice President - Finance and
	                                          Chief Financial Officer and Secretary


                                       AGENT AND A LENDER:

                                       NATIONAL BANK OF CANADA



                                       By:
	                                          Larry L. Sears,
	                                          Vice President and Manager


                                       By:
	                                          Randall K. Wilhoit,
	                                          Vice President

                                           ADDITIONAL LENDERS:

                                           IBJ WHITEHALL BUSINESS CREDIT
                                           CORPORATION



                                       By:
	                                          John Williams,
	                                          Vice President

                                           HELLER FINANCIAL, INC.



                                       By:
	                                          Thomas W. Bukowski,
	                                          Senior Vice President



AGREED AND ACCEPTED:

SLB MARKETING, INC.


By:
    Jack C. Hensley,
    President and Secretary


JCH BEVERAGE, INC.


By:
    Jack C. Hensley,
    President and Secretary


                                                  Schedule 1.1(A)



                                              LENDERS AND COMMITMENTS

                          	Revolving	       Term		         Acquisition Term	  Acquisition Term		  Total Lender
Lenders:	                  Commitment	      Commitment*	   Loan A Commitment	 Loan B Commitment		 Commitments*
National Bank of Canada	   $14,800,000.00  	$2,500,000.00 	$2,000,000.00		    $0				              $19,300,000.00
125 West 55th
New York, New York  10019


Heller Financial, Inc.	    $10,508,000.00 	 $1,775,000.00	 $1,420,000.00		    $0				              $13,703,000.00
500 West Monroe Street
Chicago, Illinois  60661


IBJ Whitehall Business 	   $11,692,000.00 	 $1,975,000.00	 $1,580,000.00		    $0				              $15,247,000.00
Credit Corporation
One State Street
New York, New York  10004
			                        ______________ 	 _____________  _____________		    ____________		      ______________

Total Facility
Commitment		               $37,000,000.00	  $6,250,000.00	 $5,000,000.00		    $0				              $48,250,000.00


       *	Effective as of the Third Amendment to Loan Agreement.



                               Schedule 13.2(c)
                                (Supplemental)

                                EXISTING LIENS

Liens granted to AWG pursuant to that certain Purchase and Sale Agreement, dated November 2, 1999 between AWG and the Borrower.



                                Schedule 15.5(a)
                                 (Supplemental)

                                  REAL PROPERTY

II.	   Leased Real Property

Store # and Location	                                       Comments

880	   3115 West Okmulgee					                              None
	      Muskogee, OK
	      Muskogee County

881	   1300 York						                                      None
	      Muskogee, OK
	      Muskogee County

882    800 East Okmulgee                                    None
       Muskogee, OK
       Muskogee County

883	   6 East Shawnee					                                  None
	      Muskogee, OK
	      Muskogee County



                                Schedule 15.15
                                (Supplemental)

                          ENVIRONMENTAL INFORMATION

Store No.

880	Environmental Site Assessment - Stanley Engineering, Inc., October 13, 1999

881	Environmental Site Assessment - Stanley Engineering, Inc., October 13, 1999

882	Environmental Site Assessment - Stanley Engineering, Inc., October 11, 1999

883	Environmental Site Assessment - Stanley Engineering, Inc., October 11, 1999






                                 Schedule 15.16
                                 (Supplemental)

                             MEDICARE/MEDICAID AND
                         THIRD PARTY PAYOR AGREEMENTS




S